 U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2008

High Velocity Alternative Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

High Velocity Alternative Energy Corp
5841 West 66th Street
Bedford Park, IL 60638
(708) 496-9710
 (Address and telephone number of principal executive offices and place of business)

 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following individuals have been appointed by to our Board of Directors, effective as of July 29, 2008, to the positions indicated:

Name	Age	Position
M. David Sayid, Esq.	53	Director

M. David Sayid, Esq.
Mr. Sayid is the Managing Partner of Sayid and Associates LLP, a limited liability partnership engaged in the practice of law in the State of New York.  Sayid holds a Bachelors of Arts degree in History and Economics, which he earned at Queens College, New York and a Juris Doctorem degree from Boston College Law School, Newton Centre, MA where he was graduated in 1983.  The Sayid Law Firm he manages specializes in Securities and Corporate Law, including, but not limited to, matters such as private placement memoranda, compliance with the Securities and Exchange Acts of 1933 and 1934, rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”), FINRA, initial public offerings, secondary financing and other matters subject to the rules and regulations of the Securities and Exchange Commission (“SEC”), the NASD, the New York Stock Exchange and the American Stock Exchange.  Mr. Sayid is admitted to the courts of the State of New York and the Commonwealth of Massachusetts since 1983, as well as, Southern and Eastern Districts of the United States District Courts for New York, the Second Circuit of the United States Appellate Court and the Supreme Court of the United States of America.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

In light of the Bankruptcy matter has been dismissed by the Court on the application of the Company (Case No. 08-35285 (CGM)(Chapter 11) United States Bankruptcy Court for the Southern District of New York), the Company is currently working on completing an audit for the fiscal year ended December 31, 2007, and in addition the quarterly filings for the first and second quarter of fiscal 2008.  In light of the delay, and to provide information to our shareholders, are being provided un-audited financials for the period ended December 31, 2007.

Annexed hereto as Exhibit 99.1 are un-audited financials of the Company.

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Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99.1 Un-audited financial statements of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008

High Velocity Alternative Energy Corp.

By: Robert Somerman
Robert Somerman, President

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